Exhibit 10.14

Michael J. Potts

c/o Orion Energy Systems, Inc.

2210 Woodland Drive

Manitowoc, WI 54220

Dear Mike:

As a follow-up to our previous conversation, we have mutually agreed to increase your current annual base salary from $275,000 to $280,000 per year in consideration of your agreement to waive any prior or currently existing “Good Reason” termination rights you may have had or currently have under your executive employment and severance agreement, dated February 21, 2008 (“Employment Agreement”) and to modify your Employment Agreement by amending and restating the definition of “Good Reason” set forth in Section 2(k) as follows:

“(k) “Good Reason” shall mean the occurrence of any of the following without the consent of Executive: (i) a material diminution in the Executive’s Base Salary; (ii) a material diminution in the Executive’s authority, duties or responsibilities; (iii) a material change in the geographic location at which the Executive must perform services; or (iv) a material breach by Orion of any provisions of this Agreement or any option agreement with the Company to which the Executive is a party.”

Please acknowledge your understanding and acceptance of this letter waiving any prior or currently existing “Good Reason” termination rights under your Employment Agreement and amending your Employment Agreement by signing and returning this letter. Except as otherwise specified in this letter, your existing Employment Agreement is not affected by this letter and by signing this letter you agree that your Employment Agreement, as modified hereby, will continue in full force and effect, that no event described in the definition of “Good Reason” in your Employment Agreement has occurred and that all terms and conditions of your Employment Agreement have been fully complied with and that you do not have any outstanding claims thereunder.

Best regards,

ORION ENERGY SYSTEMS, INC.		Accepted and Agreed:

By:
John H. Scribante
	Chief Executive Officer	Michael J. Potts

		Effective Date:	November 9, 2012